UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 27, 2010
(Date of earliest event reported)	July 26, 2010

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 26, 2010, ONEOK Partners, L.P. announced plans to build approximately $595 million to $730 million of natural gas liquids (NGL) projects between now and 2013.

The preliminary cost estimates for the new projects are:

    • $450 million to $550 million to build a 525- to 615-mile NGL pipeline that will transport unfractionated NGLs from the Bakken
       Shale in the Williston Basin in North Dakota to ONEOK Partners’ Overland Pass Pipeline, a 760-mile NGL pipeline extending from southern Wyoming to Conway, Kan.;

    • $35 million to $40 million for related capacity expansions for ONEOK Partners’ anticipated 50-percent interest in the Overland
       Pass Pipeline to transport the additional unfractionated NGL volumes from the new Bakken Pipeline; and

    • $110 million to $140 million to expand ONEOK Partners’ fractionation capacity at Bushton, Kan., by 60,000 barrels per day to accommodate the additional NGL volumes.

The proposed Bakken Pipeline will initially transport up to 60,000 barrels per day (bpd) of unfractionated NGL production from ONEOK Partners’ extensive natural gas gathering and processing assets in the Bakken Shale and from third-party natural gas processing plants south through western North Dakota and eastern Montana to Wyoming, where it will connect to the Overland Pass Pipeline near Cheyenne, Wyo. The volumes will then be delivered to ONEOK Partners’ existing NGL infrastructure in the Mid-Continent. Additional pump facilities could increase the new pipeline’s capacity to 110,000 bpd.

Supply commitments for the Bakken Pipeline will be anchored by NGL production from ONEOK Partners’ natural gas processing plants and from third-party processors, which are in various stages of negotiation.

Following receipt of all necessary permits, construction of the 12-inch diameter pipeline will begin in the second quarter of 2012 and is currently expected to be complete during the first half of 2013.

The additional raw NGL volumes from the new Bakken Pipeline and other supply sources under development in the Rockies will require an investment of $35 million to $40 million for ONEOK Partners’ anticipated 50-percent interest in the Overland Pass Pipeline for additional pump stations and the expansion of existing pump stations, increasing the capacity to the maximum of 255,000 bpd.

ONEOK Partners also will invest $110 million to $140 million to expand and upgrade its existing fractionation capacity at Bushton, increasing the capacity up to 210,000 bpd from 150,000 bpd.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK Partners, L.P. dated July 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	July 27, 2010	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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